Exhibit 10.52

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

AMENDMENT NUMBER SEVEN

to the

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of July 5, 2019,

between

CALIBER HOME LOANS, INC., as Seller

and

CITIBANK, N.A., as Buyer

This AMENDMENT NUMBER SEVEN (this “Amendment Number Seven”) is made this 30th day of June, 2020 between CALIBER HOME LOANS, INC. (the “Seller”) and CITIBANK, N.A. (“Buyer”), to the Second Amended and Restated Master Repurchase Agreement, dated as of July 5, 2019, between the Seller and Buyer, as such agreement may be further amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and Buyer have agreed to amend the Agreement, as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that except as otherwise consented or waived by Buyer in writing, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of June 30, 2020 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a) Section 2 of the Agreement is hereby amended by deleting the definitions of “Committed Amount”, “Tangible Net Worth”, “Termination Date” and “Uncommitted Amount” in their entirety and replacing them with the following (bold and stricken language evidence changes):

“Committed Amount” shall mean $[***].

“Tangible Net Worth” shall mean, with respect to any Person as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less (i) Restricted Cash, (ii) investments by such Person in its Affiliates, and (iii) ~~the product of [***] and the book value assigned by such Person to all mortgage servicing rights owned by such Person and (iv)~~ the consolidated net book value of all assets of such Person and its Subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, deferred taxes net of deferred tax liabilities, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued by such Person or its Subsidiaries shall not be treated as intangibles for purposes of this definition.

“Termination Date” shall mean June 29, 2021 ~~June 30, 2020~~, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Uncommitted Amount” shall mean $[***] ~~(i) for the period beginning on November 22, 2019 and ending on June 30, 2020, $[***], and (ii) at all other times, $[***]~~.

(b) Section 4 of the Agreement is hereby amended by adding the following paragraph at the end of Section 4(c):

In connection with the extension of the Termination Date from June 30, 2020, until June 29, 2021, Seller agrees to pay to Buyer a commitment fee equal to [***] (the “June 2020 Renewal Commitment Fee”), such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer in twelve (12) equal monthly payments which shall each be equal to the Commitment Fee Monthly Installment Amount. The first installment of the June 2020 Renewal Commitment Fee shall be payable on or prior to June 30, 2020, and each succeeding monthly installment shall be payable on the 15th day of each calendar month (or the next succeeding Business Day if such day is not a Business Day) commencing in August 2020. Buyer may, in its sole discretion, net any installment of the June 2020 Renewal Commitment Fee then due and payable from the proceeds of any Purchase Price paid to Seller. In the event that the Termination Date is accelerated to a date that is prior to the payment in full of all installments of the June 2020 Renewal Commitment Fee, the amount of any June 2020 Renewal Commitment Fee that remains unpaid shall be payable on the Termination Date. Each installment of the June 2020 Renewal Commitment Fee is and shall be deemed to be fully earned as of the date hereof and non-refundable when paid. The term “Commitment Fee” as used in any Program Document or any amendment thereto shall include the original Commitment Fee, the June 2020 Renewal Commitment Fee and any other commitment fees payable in connection with any extension of the Termination Date under the Agreement or increase in the Committed Amount under the Agreement or as otherwise agreed between Buyer and Seller in connection with the Agreement and the other Program Documents, and any amendments thereto.

(c) Section 12(p) is hereby amended by deleting Section 12(p) in its entirety and replacing it with the following (bold and stricken language evidence changes):

(p) Leverage Ratio; Liquidity; Tangible Net Worth. (A) The ratio of Seller’s Total Indebtedness to Tangible Net Worth is not greater than [***], (B) Seller has Liquidity in an amount equal to not less than $[***], (C) Seller’s Tangible Net Worth exceeds $[***], and (D) Seller’s Net Income before income taxes is equal to or greater than $[***] for at least one (1) of the previous (2) consecutive calendar quarters.

(d) Section 13(p) is hereby amended by deleting Section 13(p) in its entirety and replacing it with the following (bold and stricken language evidence changes):

(p) Financial Covenants. Seller shall comply with the following financial covenants: (A) the ratio of Seller’s Total Indebtedness to Tangible Net Worth shall not at any time be greater than [***], (B) Seller shall maintain Liquidity at all times in an amount equal to not less than $[***], (C) Seller’s Tangible Net Worth shall at all times be greater than $[***], and (D) Seller’s Net Income before income taxes shall be equal to or greater than [***] for at least one (1) of the previous (2) consecutive calendar quarters.

(e) Section 42 is hereby amended by deleting Section 42 in its entirety and replacing it with the following (bold and stricken language evidence changes):

The Program Documents and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder, are proprietary to both parties hereto and shall be held by each party in strict confidence and shall not be disclosed to any third party without the consent of the non-disclosing party except for (i) disclosure to such party’s Affiliates, directors, attorneys, agents, advisors, or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions or (ii) in connection with any licensing authority’s routine examinations or inspections, or (iii) upon prior written notice to the non-disclosing party, disclosure required by law, rule, regulation or order of a court or other regulatory body or (iv) upon prior written notice to the non-disclosing party, disclosure to any approved hedge counterparty to the extent necessary to obtain any Interest Rate Protection Agreement hereunder or (v) disclosure to an Agency if necessary to comply with such Agency’s requirements or (vi) when circumstances reasonably permit, any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; provided that in the case of disclosure by any party pursuant to the foregoing clauses (ii), (iii), (iv), (v) and (vi), the disclosing party shall take reasonable actions to provide the non-disclosing party with prior written notice; provided further that in the case of (vi), the disclosing party shall not file any of the Program Documents other than the Agreement with the SEC or state securities office unless such party shall have provided at least thirty (30) days’ (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to the non-disclosing party. Notwithstanding anything herein to the contrary, each party (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. For this purpose, tax treatment and tax structure shall not include (i) the identity of any existing or future party (or any Affiliate of such party) to this Agreement or (ii) any specific pricing information or other commercial terms, including the amount of any fees, expenses, rates or payments arising in connection with the transactions contemplated by this Agreement.

(f) Exhibit A to the Agreement is hereby amended by deleting clause (v) of such Exhibit and replacing it with the following (bold and stricken language evidence changes):

(v) (A) The ratio of Seller’s Total Indebtedness to Tangible Net Worth is not greater than [***], (B) Seller has Liquidity in an amount equal to not less than $[***], (C) Seller’s Tangible Net Worth exceeds $[***] and (D) Seller’s Net Income before income taxes is equal to or greater than [***] for at least one (1) of the previous (2) consecutive calendar quarters.

SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Seven (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 4. Representations. Seller hereby represents to Buyer that as of the date hereof, the Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment Number Seven may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree this Amendment Number Seven, any documents to be delivered pursuant to this Amendment Number Seven and any notices hereunder may be transmitted between them by e-mail and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Seven need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Seven to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

CALIBER HOME LOANS, INC.,
(Seller)
By:	/s/ William Dellal
Name: William Dellal
Title: President

CITIBANK, N.A.
(Buyer and Agent, as applicable)

By:
Name: Arunthathi Theivakumaran
Title: Vice President

Amendment Number Seven to Second A&R MRA

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Seven to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

CALIBER HOME LOANS, INC.,
(Seller)

By:
Name:
Title:

CITIDANK, N .A.
(Buyer and Agent, as applicable)
By:	/s/ Arunthathi Theivakumaran
Name: Arunthathi Theivakumaran
Title: Vice President

Amendment Number Seven to Second A&R MRA